Exhibit 32.1

CERTIFICATION UNDER SECTION 906
OF THE
SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report on Form 10-Q of Certron Corporation (the “Company”) for the quarter ended January 31, 2004 as filed with the Securities and Exchange Commission as of the date hereof (the “Report”), I, Marshall I. Kass, Chief Executive Officer and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Marshall I. Kass

Name :	Marshall I. Kass
Title:	Chairman of the Board Chief Executive Officer
Date :	March 12, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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